Exhibit 99.1

Climb Global Solutions Reports Third Quarter 2023 Results

Tenth Consecutive Quarter of Year over Year Profitability Improvements

Net Sales and Adjusted Gross Billings Increase

EATONTOWN, N.J., November 1, 2023 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the third quarter ended September 30, 2023.

Third Quarter 2023 Summary vs. Same Year-Ago Quarter

●Net sales increased 3% to $78.5 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 7% to $281.9 million.
●Net income increased 6% to $2.4 million or $0.52 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) increased 2% to $5.1 million.

Management Commentary

“We continue to make steady progress on our core initiatives, as reflected by another period of organic growth and profitability in the third quarter, along with our recent acquisition of DataSolutions,” said CEO Dale Foster. “Throughout Q3, we added 3 innovative vendors to our line card while growing our market share in Europe. Despite broader challenges in the macroenvironment and global uncertainty, our vendor pipeline remains strong and we believe that customer sentiment for 2024 continues to be positive. We are monitoring the evolving macroeconomic landscape and believe we are well-positioned to drive growth for our customers and vendors as we scale our global presence.

“Subsequent to quarter end, we acquired Ireland-based IT distributor DataSolutions, adding complimentary scale and depth to our European operations alongside 14 blue-chip vendor partnerships. DataSolutions brings cutting-edge technology vendors under the Climb umbrella as well as a robust recurring revenue base, as more than 90% of its fiscal 2023 revenue came from existing partners. We look forward to unlocking additional synergies and cross-selling opportunities as we integrate DataSolutions into our financial and operating systems in the months ahead. We intend to continue identifying acquisition opportunities that are immediately accretive to our line card and financial profile, both in the U.S. and abroad.”

Dividend

Subsequent to quarter end, on October 31, 2023, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on November 17, 2023, to shareholders of record on November 13, 2023.

Third Quarter 2023 Financial Results

Net sales in the third quarter of 2023 increased 3% to $78.5 million compared to $76.3 million for the same period in 2022. This reflects organic growth from new and existing vendors. In addition, adjusted gross billings in the third quarter of 2023 increased 7% to $281.9 million compared to $264.3 million in the year-ago period.

Gross profit in the third quarter of 2023 increased 6% to $14.3 million compared to $13.5 million for the same period in 2022. The increase was primarily driven by organic growth from new vendors and the Company’s top 20 vendors in both North America and Europe. This was partly offset by several customers taking advantage of early-pay discounts compared to the year-ago period.

Selling, general, and administrative (“SG&A”) expenses in the third quarter of 2023 were $10.1 million compared to $8.9 million in the year-ago period. SG&A as a percentage of net sales was 12.9% compared to 11.7% in the same period in 2022. SG&A as a percentage of adjusted gross billings was 3.6% for the third quarter of 2023 compared to 3.4% in the year-ago period. The increase was primarily attributed to investments in the Company’s infrastructure to drive future growth, including new personnel, costs related to its new ERP system, and employee training and development. In addition, SG&A was impacted by increased professional service fees and other costs that are non-recurring related to the Company’s acquisition of DataSolutions Holdings Limited in October 2023.

Net income in the third quarter of 2023 increased 6% to $2.4 million or $0.52 per diluted share, compared to $2.2 million or $0.50 per diluted share for the same period in 2022. The Company’s earnings per diluted share in the third quarter of 2023 was negatively impacted by $0.02 in FX and $0.06 in fees associated with the acquisition of DataSolutions Holdings Limited.

Adjusted EBITDA in the third quarter of 2023 increased 2% to $5.1 million compared to $4.9 million for the same period in 2022. The increase was driven by the aforementioned organic growth. This was partly offset by investments in the Company’s infrastructure and costs associated with the acquisition of DataSolutions Holdings Limited. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 35.5% compared to 36.6% for the same period in 2022.

On September 30, 2023, cash and cash equivalents were $49.8 million compared to $20.2 million on December 31, 2022, while working capital increased by $5.2 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables, particularly as more customers have utilized early-pay discounts. Climb had $1.4 million of outstanding debt on September 30, 2023, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, November 2, 2023, at 8:30 a.m. Eastern time to discuss its results for the third quarter ended September 30, 2023.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 2, 2023
Time: 8:30 a.m. Eastern time
Dial-in registration link: here
Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Cloud Know How. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of DataSolutions, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022

ASSETS
Current assets
Cash and cash equivalents	$49,778	$20,245
Accounts receivable, net of allowance for doubtful accounts of $740 and $842, respectively	126,331	154,596
Inventory, net	2,518	4,766
Vendor prepayments and advances	—	890
Prepaid expenses and other current assets	5,399	4,141
Total current assets	184,026	184,638

Equipment and leasehold improvements, net	7,307	3,515
Goodwill	19,010	18,963
Other intangibles, net	18,309	19,693
Right-of-use assets, net	933	1,235
Accounts receivable long-term	1,172	3,114
Other assets	1,160	350
Deferred income tax assets	448	348
Total assets	$232,365	$231,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$154,895	$160,650
Lease liability, current portion	442	521
Term loan, current portion	535	520
Total current liabilities	155,872	161,691

Lease liability, net of current portion	977	1,296
Deferred income tax liabilities	4,135	4,137
Term loan, net of current portion	889	1,292
Non-current liabilities	2,870	2,866
Total liabilities	164,743	171,282

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,579,628 and 4,478,432 shares outstanding, respectively	53	53
Additional paid-in capital	33,895	32,715
Treasury stock, at cost, 704,872 and 806,068 shares, respectively	(12,357)	(13,230)
Retained earnings	48,724	43,904
Accumulated other comprehensive loss	(2,693)	(2,868)
Total stockholders’ equity	67,622	60,574
Total liabilities and stockholders’ equity	$232,365	$231,856

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$245,229	$215,443	$78,457	$76,261

Cost of sales	202,053	177,459	64,183	62,744

Gross profit	43,176	37,984	14,274	13,517

Selling, general and administrative expenses	31,930	25,026	10,122	8,922
Depreciation & amortization expense	1,934	1,357	617	555
Acquisition related costs	277	445	246	365
Total selling, general and administrative expenses	34,141	26,828	10,985	9,842

Income from operations	9,035	11,156	3,289	3,675

Interest, net	760	40	318	58
Foreign currency transaction gain (loss)	(100)	(799)	(140)	(500)
Income before provision for income taxes	9,695	10,397	3,467	3,233
Provision for income taxes	2,618	2,662	1,095	999

Net income	$7,077	$7,735	$2,372	$2,234

Income per common share - Basic	$1.57	$1.74	$0.52	$0.50
Income per common share - Diluted	$1.57	$1.74	$0.52	$0.50

Weighted average common shares outstanding - Basic	4,392	4,323	4,414	4,340
Weighted average common shares outstanding - Diluted	4,392	4,323	4,414	4,340

Dividends paid per common share	$0.51	$0.51	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Nine months ended		Three months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$245,229	$215,443	$78,457	$76,261
Costs of sales related to sales where the Company is an agent	618,110	529,371	203,458	188,043
Adjusted gross billings (Non-GAAP)	$863,339	$744,814	$281,915	$264,304

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Nine months ended		Three months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income	$7,077	$7,735	$2,372	$2,234
Provision for income taxes	2,618	2,662	1,095	999
Depreciation and amortization	1,934	1,357	617	555
Interest expense	94	55	45	15
EBITDA	11,723	11,809	4,129	3,803
Share-based compensation	3,422	1,491	687	777
Acquisition related costs	277	445	246	365
Adjusted EBITDA	$15,422	$13,745	$5,062	$4,945

	Nine months ended		Three months ended
	September 30,		September 30,
	2023	2022	2023	2022
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(41)	$(42)	$(12)	$(33)
Interest income	(813)	(53)	(351)	(40)
Interest expense	94	55	45	15
Interest, net	$(760)	$(40)	$(318)	$(58)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income excluding one-time CEO stock grant (Non-GAAP) (3):

	Nine months ended		Three months ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income	$7,077	$7,735	$2,372	$2,234
One-time CEO stock grant	1,796	-	-	-
Net income excluding one-time CEO stock grant	$8,873	7,735	$2,372	$2,234

Net income excluding one-time CEO stock grant per common share - diluted	$1.98	$1.74	$0.52	$0.50

(3)	We define net income excluding one-time CEO stock grant as net income, plus the stock compensation expense recognized for the one-time CEO stock grant. We provided a reconciliation of net income excluding one-time CEO stock grant to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding one-time CEO stock grant as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding one-time CEO stock grant has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate one-time CEO stock grant, or similarly titled measures differently, which may reduce their usefulness as comparative measures.